UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026 (May 20, 2026)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 5.07     Submission of Matters to a Vote of Security Holders.

2026 Annual Meeting of Stockholders

The 2026 annual meeting of stockholders (2026 Annual Meeting) of EOG Resources, Inc. (EOG) was held on May 20, 2026, via live webcast, for the following purposes: (i) to elect nine directors to hold office until EOG’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment by the Audit Committee of the Board of Directors (Board) of Deloitte & Touche LLP, independent registered public accounting firm, as EOG’s auditors for the year ending December 31, 2026; and (iii) to hold a non-binding advisory vote on the compensation of EOG’s named executive officers.

At the close of business on March 23, 2026, the record date for the 2026 Annual Meeting, there were 535,715,814 shares of EOG common stock issued, outstanding and entitled to vote at the 2026 Annual Meeting. Proxies for the 2026 Annual Meeting were solicited by EOG's Board pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended).

Vote Results - Election of Directors

Each of the nine nominees for director was duly elected by EOG’s stockholders, with votes as follows:

Nominee	Shares For	% of Shares Voted	Shares Against	Shares Abstaining	Broker Non-Votes

John D. Chandler	463,782,715	99.42%	2,696,345	202,456	23,613,040
Janet F. Clark	456,655,323	97.89%	9,835,512	190,681	23,613,040
Charles R. Crisp	455,613,891	97.66%	10,872,161	195,464	23,613,040
Robert P. Daniels	461,668,051	98.96%	4,810,337	203,128	23,613,040
Lynn A. Dugle	449,696,709	96.39%	16,798,920	185,887	23,613,040
C. Christopher Gaut	461,477,198	98.92%	5,011,792	192,526	23,613,040
Michael T. Kerr	457,518,663	98.07%	8,972,299	190,554	23,613,040
Julie J. Robertson	460,296,228	98.72%	5,939,821	445,467	23,613,040
Ezra Y. Yacob	454,254,750	97.37%	12,234,001	192,765	23,613,040

Vote Results - Ratification of Auditors

The appointment of Deloitte & Touche LLP, independent registered public accounting firm, as EOG’s auditors for the year ending December 31, 2026, was ratified by EOG’s stockholders, with votes as follows:

Shares For	% of Shares Voted	Shares Against	Shares Abstaining	Broker Non-Votes
471,937,317	96.28%	18,187,649	169,590	—

Vote Results - “Say-on-Pay” Vote

With respect to the non-binding advisory vote on the compensation of EOG’s named executive officers, as disclosed in EOG’s definitive proxy statement for the 2026 Annual Meeting, the compensation of EOG’s named executive officers was approved by EOG’s stockholders by the following vote:

Shares For	% of Shares Voted	Shares Against	Shares Abstaining	Broker Non-Votes
450,409,046	96.58%	15,902,955	369,515	23,613,040

Item 8.01 Other Events.

As previously reported, EOG’s Board has established a share repurchase authorization that allows for the repurchase by EOG of up to $10 billion of its common stock (Share Repurchase Authorization). For further information regarding the Share Repurchase Authorization, see Part II, Item 2, Unregistered Sales of Equity Securities and Use of Proceeds, in EOG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

As of March 31, 2026, (i) EOG had repurchased approximately 59.4 million shares at a total cost of approximately $7.1 billion (inclusive of commissions and transaction fees) under the Share Repurchase Authorization and (ii) approximately $2.9 billion remained available for repurchases under the Share Repurchase Authorization.

On and effective May 20, 2026, the Board increased the Share Repurchase Authorization from $10 billion to $20 billion. This increase of $10 billion is additive to, and supplements, the amount remaining available for repurchases under the Share Repurchase Authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: May 21, 2026	By:	/s/ ANN D. JANSSEN Ann D. Janssen Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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